UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200,

Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Alere Inc. (“Company”) held its 2016 Annual Meeting of Stockholders (“2016 Annual Meeting”) on December 8, 2016. Set forth below are the final voting results from the 2016 Annual Meeting. The shareholders elected nine directors and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2016 and the advisory vote on our executive compensation.

1. Election of Directors. Each of the following nine director nominees were elected by a majority of the votes properly cast at the 2016 Annual Meeting as directors for terms expiring at the Company’s next Annual Meeting of Stockholders and otherwise in accordance with our bylaws: Gregg J. Powers, Geoffrey S. Ginsburg, Carol R. Goldberg, John F. Levy, Brian A. Markison, Thomas McKillop, John A. Quelch, James Roosevelt and Namal Nawana.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregg J. Powers	71,021,579	1,226,278	29,659	4,395,059
Geoffrey S. Ginsburg	71,037,339	1,208,090	32,087	4,395,059
Carol R. Goldberg	61,309,190	10,927,506	40,820	4,395,059
John F. Levy	65,223,823	5,968,854	1,084,839	4,395,059
Brian A. Markison	56,537,027	12,938,299	2,802,190	4,395,059
Thomas McKillop	65,310,025	5,882,005	1,085,486	4,395,059
John A. Quelch	66,093,209	4,448,868	1,735,439	4,395,059
James Roosevelt, Jr.	62,227,762	10,009,379	40,375	4,395,059
Namal Nawana	71,894,357	355,749	27,410	4,395,059

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,518,375	93,358	60,842	—

3. Advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,746,456	34,284,610	246,450	4,395,059

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: December 13, 2016	By:	/s/ Douglas Barry
Associate General Counsel